FIRST AMENDMENT
                           TO FACTORING AGREEMENT

     THIS FIRST AMENDMENT (this "Amendment") to the Factoring Agreement is entered into as of the 25th day of July, 2006, by and between ITECHEXPRESS, Inc. and Drug Consultants, Inc. (individually and collectively, "Customer") and SYSTRAN Financial Services Corporation ("SYSTRAN").

                                 RECITALS:

A. As of November 8, 2005, Customer and SYSTRAN executed a certain Factoring Agreement and Addendum to Factoring Agreement (the "Factoring Agreement"), setting forth the terms upon which SYSTRAN would purchase certain Bills from Customer; and

B. In connection with the Factoring Agreement, Customer executed and delivered to SYSTRAN certain other documents, agreements, guarantees, deposit account control agreements, consents, certificates, assignments, and financing statements in connection with the obligations referred to in the Factoring Agreement (all of the foregoing, together with the Factoring Agreement, are hereinafter collectively referred to as the "Transaction Documents"); and

C. Customer has requested that SYSTRAN amend and modify certain terms and covenants in the Factoring Agreement, and SYSTRAN is willing to do so upon the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:

     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Factoring Agreement.

     2. Paragraph 6.1 and 6.4 under Section 6, entitled, "RECOURSE, DISPUTES AND CHARGEBACKS," of the Factoring Agreement are hereby amended to recite as follows:

     6.1 All of The Bill(s) are purchased by SYSTRAN from Customer with Recourse. All of The Bill(s) may be Chargedback to Customer at any time after one hundred twenty (120) days for a Commercial Account and steamship companies, and sixty (60) days for Transportation Account(s) after the purchase date of The Bill(s) if not collected from Debtor within such period or at any time, if SYSTRAN determines, in its sole discretion, that The Bill(s) is not collectible. All of The Bill(s) owing by Canadian Debtors or logistics companies are subject to Chargeback sixty (60) days from the date of purchase by SYSTRAN. All Special Purchase Bills are subject to Chargeback sixty (60) days from the date of purchase by SYSTRAN. SYSTRAN shall not deem a disputed Bill or Special Purchase Bill uncollectible without allowing Customer a reasonable time to settle the dispute not to exceed fourteen (14) days from notice of dispute. It is within SYSTRAN's discretion as to when The Bill(s) over such time periods may be Chargedback to Customer.

     6.4 CLEARANCE DAYS. Clearance Days shall mean (i) three (3) business days. For all purposes and computations under this Agreement, Clearance Days will be added to the date on which any payment is received by SYSTRAN.

The remainder of Section 6 shall remain as originally written.

     2. The Addendum to the Factoring Agreement shall be deleted in its entirety and replaced with the following:

           Addendum to Factoring Agreement dated November 8, 2005

This Addendum is to the Factoring Agreement (the "Agreement") between Systran Financial Services Corporation ("SYSTRAN") and ITECHEXPRESS, Inc. and Drug Consultants, Inc. (individually and collectively, the "Customer").

Section 2, entitled, "Purchase of Bills", paragraph 2.4 of the Agreement is amended to include the following:

     Customer may mail all Bills directly to account debtors. All Bills so directly mailed by Customer must be stamped with SYSTRAN's notice of assignment as noted below. Customer will provide copies of all Bills, together with signed copies of the respective proof of delivery prior to SYSTRAN considering them for purchase. Nothing in the Addendum shall obligate SYSTRAN to purchase any Bill owing by the account
     debtors, listed above.   Customer must obtain SYSTRAN's consent prior
     to adding any account debtors to the list of direct mailed parties.

                               Remit Only To:
                      Systran Financial Services Corp.
                             PO Box 31001-0041
                          Pasadena, CA  91110-0041
        This account is sold, assigned, and payable only to SYSTRAN.

The remainder of Section 2 shall remain as originally written.


Paragraph 18.1 of the Factoring Agreement is amended by adding the following language:

     Customer may request that Systran perform the necessary due diligence in order to consider the Customer as a candidate for conversion to an Asset Based Loan ("ABL"). In the event Customer selects this option and the conversion to ABL is approved, additional credit underwriting and new loan documentation may be required by Systran pursuant to its lending criteria and the Early Termination Premium will be waived.

The remainder of Section 18 shall remain as originally written


     3. Exhibit A of the Factoring Agreement shall be deleted in its entirety and replaced with the following:

          Exhibit A to Factoring Agreement dated November 8, 2005

     The terms used in this Exhibit A have the same definitions as those used in the Factoring Agreement. In case of conflict of definition, the definitions in this Exhibit "A" shall prevail.

     Customer shall pay a discount fee of sixty-five hundredths of one percent (0.65%) of the face amount of all Bills purchased by Systran ("Discount Fee").

     In addition, Customer will pay a one time fee of 0.50% on all Bills that remain unpaid following the expiration of an initial ninety (90) days from the date that SYSTRAN originally purchased the Bill. This fee shall be deemed incurred and due on the 91ST day and shall be reflected on Customer's settlement statement.

     In addition, Customer will pay a fee at an annual rate equal to Prime (defined below) plus 1.50% per annum of all funds employed to purchase Bills (the "Prime Plus Fee"). "Prime" Prime Rate. The Prime Plus Fee shall be calculated on the basis of a 360-day year and the actual number of days elapsed in each month. Funds employed shall be calculated by SYSTRAN on a daily basis based upon bills unpaid and outstanding, less the Deposit. A change in the Prime Plus Fee due to a Prime Rate change will be effective upon the date of the change, which will be indicated on the settlement statement. "Prime Rate" means the prime commercial rate of interest per annum as determined from time to time by Wells Fargo Bank, N.A., or any other money center bank that Systran selects, at the bank's main office and designated as the bank's "Prime Rate," from time to time in effect.

     A managed account shall also be created for all Bills that SYSTRAN does not purchase (the "Managed Account"). The deposit on the Managed Account is 100%."

     4. Conditions of Effectiveness. This Amendment shall become effective as of July 25, 2006, upon satisfaction of all of the following conditions precedent:

     (a) SYSTRAN shall have received one (1) duly executed copies of this Amendment; and

     (b) The representations contained in this Amendment shall be true and accurate.

     5. Customer represents and warrants that after giving effect to this Amendment, (a) each and every one of the representations and warranties made by or on behalf of Customer in the Factoring Agreement is true and correct in all respects on and as of the date hereof, except to the extent that any of such representations and warranties related, by the expressed terms thereof, solely to a date prior hereto; (b) Customer has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in the Factoring Agreement; and (c) no event has occurred or is continuing, and no condition exists which would constitute a default or an event of default.

     6. Amendment to Factoring Agreement. (a) Upon the effectiveness of this Amendment, each reference in the Factoring Agreement to "Factoring Agreement," "Agreement," the prefix "herein," "hereof," or words of similar import, and each reference in the Transaction Documents to the Factoring Agreement, shall mean and be a reference to the Factoring Agreement as amended hereby. (b) Except as modified herein, all of the representations, warranties, terms, covenants and conditions of the Factoring Agreement, the Transaction Documents and all other agreements executed in connection therewith shall remain as written originally and in full force and effect in accordance with their respective terms, and nothing herein shall affect, modify, limit or impair any of the rights and powers which either party may have thereunder. The amendment set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of either party's rights under or of any other term or provisions of the Factoring Agreement, any Transaction Document, or other agreement executed in connection therewith, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of Customer which would require the consent of SYSTRAN and/or Customer, as the case may be, including, without limitation, waivers of events of default which may exist after giving effect hereto. Customer and SYSTRAN as applicable, each ratifies and confirms each term, provision, condition and covenant set forth in the Factoring Agreement and the Transaction Documents and acknowledges that the agreement set forth therein continue to be legal, valid and binding agreements, and enforceable in accordance with their respective terms.

     7. Authority. Each party to this Agreement hereby represents and warrants to the other that (a) it has legal power and authority to execute and deliver this Amendment; (b) the officer executing this Amendment on behalf of such party has been duly authorized to execute and deliver the same and bind such party with respect to the provisions provided for herein; (c) the execution and delivery hereof by such party and the performance and observance by such partyof the provisions hereof do not violate or conflict with the articles of incorporation, regulations or by laws of such party or any law applicable to such party or result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against such party; and
(d) this Amendment constitutes a valid and legally binding obligation upon such party in every respect.

     8. Counterparts. This Amendment may be executed in two or more counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same document. Separate counterparts may be executed with the same effect as if all parties had executed the same counterparts.

     9. Governing Law. This Amendment shall be governed by and construed in accordance with the law of Oregon.

     IN WITNESS WHEREOF, Customer and SYSTRAN have hereunto set their hands as of the date first set forth above.



                         [SIGNATURE PAGE TO FOLLOW]

SYSTRAN Financial Services Corporation

By:     /Kristina Kinyon/
_______________________________________
Title:    VP
_______________________________________
Dated:    7/25/06
_______________________________________


ITECHEXPRESS, Inc.
By:    /Keith Moore/
_______________________________________
Print Name:   Keith Moore
_______________________________________
Title:    Director
_______________________________________
Dated:    7/24/06
_______________________________________


Drug Consultants, Inc.
By:     /Keith Moore/
_______________________________________
Print Name:    Keith Moore
_______________________________________
Title:    Director
_______________________________________

Dated:    7/24/06
_______________________________________


                            CONSENT OF GUARANTOR

     Each of the undersigned, being a guarantor of Customer's obligations to SYSTRAN pursuant to a certain guaranty agreement with SYSTRAN, hereby consents and agrees to be bound by the terms, conditions and execution of the above Amendment and hereby further agrees that guarantor's obligations shall be continuing as provided in said guaranty agreement, and said guaranty agreement shall remain as written originally and continue in full force and effect in all respects.



Date:  7/24/06           /David Walters/
      _________          ______________________________
                         David Walters


Date:  7/24/06           /Keith More/
      _________          ______________________________
                         Keith Moore